UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition

On March 13, 2013, Alliance HealthCare Services, Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and full year ended December 31, 2012. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

The information in Item 2.02 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 9, 2013, the Company will appoint Gregory E. Spurlock as President of the Oncology Division. Mr. Spurlock brings more than 30 years of healthcare and executive leadership experience to his new role. He joined Alliance in 2011 during the acquisition of U.S. Radiosurgery, LLC, and has taken on progressively larger strategic roles to support the Oncology Division’s growth. Prior to joining U.S. Radiosurgery, Mr. Spurlock held executive leadership roles including Executive Vice President for NeoSpine, Chief Executive Officer for Imaging One, LLC, and Executive Director for Tennessee Orthopedic Alliance and for Kerlan-Jobe Orthopedic Clinic in Los Angeles.

Item 9.01: Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

99.1	Press Release dated March 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013		/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release dated March 13, 2013.